UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2018

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-23367 (Commission File Number)	84-1307044 (IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2018, Birner Dental Management Services, Inc. (the “Company”) entered into the First Follow-On Securities Purchase Agreement (the “Follow-On Purchase Agreement”) with Palm Active Dental II, LP (the “Investor”). Under the Follow-On Purchase Agreement, on August 15, 2018, the Company sold to the Investor convertible senior subordinated secured notes (“Notes”) in the aggregate principal amount of $467,000 together with one attached share of Series A Convertible Preferred Stock for $1,000 per share. Previously, on December 28, 2017, Palm Active Dental, LLC and Palm Global Small Cap Master Fund LP (together with the Investor, the “Palm Investors”) had purchased Notes in the aggregate principal amount of $4,990,000 with 10 attached shares of Series A Convertible Preferred Stock under the Securities Purchase Agreement (the “Original Purchase Agreement”). The Notes and the share of Series A Convertible Preferred Stock purchased by the Investor are governed by the terms of the Follow-On Purchase Agreement, the Original Purchase Agreement, the form of Note attached to the Original Purchase Agreement, the Articles of Amendment for the Series A Convertible Preferred Stock and the Articles of Amendment for the Series B Convertible Preferred Stock (together, the “Investment Documents”).

At June 30, 2018, the Company was not in compliance with a required EBITDA covenant under the Loan and Security Agreement (as amended, the “Loan Agreement”), between the Company and Guaranty Bank and Trust Company (the “Bank”). The Investor purchased the Notes and the share of Series A Convertible Preferred Stock under the Follow-On Purchase Agreement to permit the Company to regain compliance with the EBITDA covenant as permitted under the Loan Agreement.

The Investment Documents contain covenants that, among other things, prohibit the Company from incurring debt, except Permitted Indebtedness (as defined in the Investment Documents); having liens, other than Permitted Liens; issuing securities, other than under an Approved Stock Plan or Excluded Securities (each, as defined in the Investment Documents), with a purchase, conversion, exchange, or exercise price less than the conversion price of the Notes, the Series A Convertible Preferred Stock, and the Series B Convertible Preferred Stock; issuing additional securities with rights senior or on par with the Notes, the Series A Convertible Preferred Stock, or the Series B Convertible Preferred Stock; paying dividends or distributions on the Company’s capital stock (other than on the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock); or selling any of the Company’s Managed PCs (as defined in the Investment Documents) or any assets, except in the ordinary course of business.

The Notes and shares of Series A Convertible Preferred Stock are convertible into shares of Series B Convertible Preferred Stock, which are convertible into shares of the Company’s common stock (the “Common Stock”) at a price of $5.00 per share. There are currently no shares of Series B Convertible Preferred Stock outstanding. Each share of Series A Convertible Preferred Stock entitles the holders to 100,000 votes per share.

The Notes mature on September 30, 2023 and accrue interest on a quarterly basis at a rate of 5% per annum until December 28, 2020. Thereafter, interest accrues on a quarterly basis at a rate of (i) 5% per annum if the VWAP (as defined in the Notes) for each of any 30 consecutive Trading Days (as defined in the Notes) during the immediately preceding quarter is less than $15 per share of Common Stock, (ii) 2.5% per annum if the VWAP for each of any 30 consecutive Trading Days during the immediately preceding quarter is equal to or greater than $15 per share of Common Stock and equal to or less than $20 per share of Common Stock, and (iii) 0% if the VWAP for each of any 30 consecutive Trading Days during the immediately preceding quarter exceeds $20 per share of Common Stock. Subject to the terms of the Subordination Agreement (described below), which prohibits the payment of cash interest unless the Total Cash Flow Leverage Ratio, as defined in the Loan Agreement, is less than 2:1, the Company has the option to pay interest in cash or by increasing the principal amount of the Notes in the amount of any unpaid and accrued interest.

Holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive dividends on a quarterly basis at a rate of 5% per annum until December 28, 2020. Thereafter, dividends accrue on a quarterly basis at the same rates as interest for the Notes as described above. Subject to the terms of the Subordination Agreement, which prohibits the payment of cash dividends unless the Total Cash Flow Leverage Ratio is less than 2:1, the Company has the option to pay dividends in cash or by issuing additional shares of preferred stock in the amount of any unpaid and accrued interest.

The Company, the Bank and the Palm Investors have entered into a Subordination Agreement, pursuant to which the Palm Investors and their successors in interest subordinated their rights under the Notes, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock to the Bank in respect of the credit facility under the Loan Agreement. The Company and the Palm Investors also have entered into a Security Agreement, pursuant to which the Company granted the holders of the Notes a subordinate security interest in substantially all of the Company’s assets. Under the Registration Rights Agreement entered into among the Company and the Palm Investors, the Company granted the Palm Investors and their successors in interest the right to demand registration under the Securities Act of 1933, as amended, of the resale of the shares of Common Stock underlying the Series B Convertible Preferred Stock. The Company also granted certain “piggy-back” registration rights in the Registration Rights Agreement.

The foregoing description of the Follow-On Purchase Agreement is qualified in its entirety by reference to the full text of the Follow-On Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing descriptions of the Original Purchase Agreement, the Notes, the Subordination Agreement, the Security Agreement, the Registration Rights Agreement, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are qualified in their entirety by reference to the full text of the Original Purchase Agreement, the Form of Note, the Subordination Agreement, the Security Agreement, the Registration Rights Agreement, the Articles of Amendment relating to the Series A Convertible Preferred Stock, and the Articles of Amendment relating to the Series B Convertible Preferred Stock, which are filed as Exhibits 10.3, 4.1, 10.2, 10.4, 10.5, 3.1 and 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2018 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Series A Convertible Preferred Stock was offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Follow-On Securities Purchase Agreement, dated August 15, 2018, between the Company and the Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date: August 16, 2018	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer and Secretary